UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2024

KINETA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37695	20-8436652
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
7683 SE 27th Street, Suite 481
Mercer Island, WA		98040
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (206) 378-0400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading	Name of each exchange
	Symbol(s)	on which registered
Common Stock, par value $0.001 per share	KA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 22, 2024, Kineta, Inc. (the “Company”) entered into a settlement agreement and mutual release (the “Agreement”) by and between the Company and RLB Holdings Connecticut, LLC (“RLB”) to continue RLB’s investment in the Company and to resolve any and all potential claims or causes of action in connection with RLB’s failure to purchase $2,500,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), pursuant to a financing agreement, dated as of June 5, 2022, as amended on October 24, 2022, December 5, 2022, March 29, 2023, May 1, 2023, July 21, 2023 and October 13, 2023.

Pursuant to the Agreement, within five (5) days of the Agreement, RLB shall purchase $500,000 of shares of Common Stock, to be adjusted as necessary to avoid the issuance of any fractional shares (the “Share Purchase Price”), and in exchange, within ten (10) days of receiving the Share Purchase Price, Kineta shall issue to RLB such number of shares of Common Stock equal to the Share Purchase Price divided by the sum of (i) the Nasdaq Official Closing Price of Common Stock for the five trading days prior to the date of the Agreement (the “NOCP”) and (ii) 20% of the NOCP.

The foregoing summary of the terms of the Agreement is subject to, and qualified in its entirety by reference to, the full text of the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Nasdaq Bid Price Deficiency Letter

On April 18, 2024, the Company received written notice (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) stating that the Company is not in compliance with Nasdaq Listing Rule 5550(a)(2) (the “Rule”) because the Company has not maintained a minimum closing bid price of the Company’s common stock of at least $1.00 per share for the last 30 consecutive business days. The Notice has no immediate effect on the listing or trading of the Company’s securities.

The Company has 180 calendar days from the date of the Notice, or until October 15, 2024, to regain compliance. If the Company is not deemed in compliance before the expiration of the 180 day compliance period, it will be afforded an additional 180 day compliance period, or until April 13, 2025, provided that on the 180th day of the first compliance period it meets the applicable market value of publicly held shares requirement for continued listing and all other applicable standards for initial listing on The Nasdaq Capital Market (except the bid price requirement) based on the Company’s most recent public filings and market information and provides written notice to Nasdaq of its intention to cure this deficiency during the second compliance period.

Compliance can be achieved during any compliance period by meeting the applicable standard for a minimum of 10 consecutive business days during the applicable compliance period, unless Nasdaq exercises its discretion to extend this 10 day period as discussed in Rule 5810(c)(3)(H).

If the Company does not regain compliance with the bid price requirement within the compliance period, the Company’s common stock will be subject to delisting. In the event the Company receives notice that the Company’s common stock is being delisted, Nasdaq’s rules permit the Company to appeal the delisting determination by the Nasdaq staff to a hearings panel.

The Company intends to monitor the bid price of the Company’s listed securities and may, if appropriate, consider available options to regain compliance with the bid price requirement.

There can be no assurance that the Company will be able to regain compliance with the bid price requirement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit

No. Document

10.1 Settlement Agreement and Mutual Release, dated as of April 22, 2024, by and between Kineta, Inc. and RLB Holdings, Connecticut, LLC

104 Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 24, 2024

Kineta, Inc.

By:	/s/ Craig Philips
Name:	Craig Philips
Title:	President